                                                            EXHIBIT 99.(d)(1)(c)

                         MANUFACTURERS INVESTMENT TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

         AMENDMENT made this ____ day of ______, 2003, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999, as amended, and between Manufacturers Investment Trust, a Massachusetts business trust (the "Trust") and Manufacturers Securities Services, LLC, a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       CHANGE IN APPENDIX A

         Appendix A to this Agreement is revised to reflect the addition of new portfolios (the "Portfolios") as set forth in Appendix A to this Amendment and to decrease the advisory fee for the All Cap Value Trust.

2.       EFFECTIVE DATE

         This Amendment shall become effective with respect to each Portfolio on the later of:

(i)      the date of its execution,

(ii)     approval by the Board of Trustees of the Trust of this Amendment, and

(iii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.

MANUFACTURERS INVESTMENT TRUST

By: ___________________________
    James D. Gallagher, President

MANUFACTURERS SECURITIES SERVICES, LLC
By: The Manufacturers Life Insurance Company (U.S.A.), its managing member

By: ___________________________
    John D. DesPrez, III, President

                                   APPENDIX A

NEW PORTFOLIOS

                                                                     BETWEEN
                                                   BETWEEN        $200 MILLION      BETWEEN
                                      FIRST     $50 MILLION AND      AND $500     $500 MILLION      EXCESS OVER
            PORTFOLIO              $50 MILLION    $200 MILLION        MILLION     AND $1 BILLION    $1 BILLION
--------------------------------   -----------  ---------------  ------------ ------------------    ----------
Natural Resources Trust........       0.950%       0.900%             0.900%          0.900%          0.900%
Real Return BondTrust..........       0.600%       0.600%             0.600%          0.600%          0.600%
Special ValueTrust.............       0.900%       0.900%             0.900%          0.850%          0.850%
Small Cap OpportunitiesTrust...       0.900%%      0.900%             0.900%          0.850%          0.850%
Emerging Growth Trust                  0.700%      0.700%             0.700%          0.700%          0.700%
Quantitative All Cap Trust            0.650%       0.600%             0.600%          0.600%          0.600%

                                                                     BETWEEN
                                                   BETWEEN         $50 MILLION     BETWEEN
                                    FIRST       $10 MILLION AND      AND $200    $200 MILLION     EXCESS OVER
           PORTFOLIO             $10 MILLION     $50 MILLION         MILLION    AND $500 MILLION  $500 MILLION
           ---------             -----------    ---------------    ------------ ---------------------------

Mid Cap Core Trust.............    0.850%           0.800%            0.775%         0.750%          0.725%

                                                                      BETWEEN
                                                    BETWEEN        $300 MILLION
                                    FIRST       $100 MILLION AND     AND $500       EXCESS OVER
           PORTFOLIO            $100 MILLION     $300 MILLION        MILLION       $500 MILLION
           ---------             ------------   ----------------   ------------     ------------

Large Cap Value Trust..........    0.750%            0.750%            0.725%          0.700%

ALL CAP VALUE TRUST

                                                     BETWEEN
                                    FIRST       $250 MILLION AND     EXCESS OVER
           PORTFOLIO            $250 MILLION      $500 MILLION      $500 MILLION
           ---------            ------------    ----------------    ------------

All Cap Value Trust............   0.750%             0.700%            0.650%

         The Percentage Fee for each Portfolio shall be paid daily to the Adviser. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.